As filed with the Securities and Exchange Commission on February 11, 2020

Registration No. 333-236082

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOCUMENT SECURITY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	2650	16-1229730
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Canal View Boulevard, Suite 300

Rochester, New York 14623

+1-585-325-3610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank D. Heuszel

Chief Executive Officer and

Interim Chief Financial Officer

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 300

Rochester, New York 14623

+1-585-325-3610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio Barrett S. DiPaolo Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 Telephone: +1-212-930-9700	Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave NW, Suite 900 Washington, DC 20001 Telephone: +1-202-689-2800

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-236082) (the “Registration Statement”) solely for the purpose of filing with the U.S. Securities and Exchange Commission the Exhibits to the Registration Statement indicated below that were not filed with the Registration Statement when it was originally filed. This Amendment No. 1 does not modify any provision of the Prospectus that forms Part I of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules

(a)	Exhibits

Exhibit	Description
1.1	Form of Underwriting Agreement. **
3.1	Certificate of Incorporation of Document Security Systems, Inc., as amended (incorporated by reference to exhibit 3.1 to Form 10-K dated March 31, 2011)
3.6	Certificate of Amendment of the Certificate of Incorporation of Document Security Systems, Inc. (incorporated by reference to exhibit 3.1 to Form 8-K dated August 25, 2016).
3.2	Fifth Amended and Restated By-Laws of Document Security Systems, Inc. (incorporated by reference to exhibit 3.1 to Form 8-K dated April 26, 2019).
4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to exhibit 4.1 to Form S-3 dated April 5, 2019).
5.1	Opinion of Sichenzia Ross Ference LLP. **
10.1	Document Security Systems, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan (incorporated by reference to Annex H to Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 originally filed with the SEC on November 26, 2012).
10.2	Investment Agreement dated as of February 13, 2014 by and among DSS Technology Management, Inc., Document Security Systems, Inc., Fortress Credit Co LLC and the Investors named therein (incorporated by reference to exhibit 10.1 to Form 8-K dated February 18, 2014).
10.3	Form of Securities Purchase Agreement for September 2015 Financing (incorporated by reference to exhibit 10.1 to Form 8-K dated September 17, 2015).
10.4	Form of Common Stock Purchase Warrant for September 2015 Financing (incorporated by reference to exhibit 10.2 to Form 8-K dated September 17, 2015).
10.5	Form of amended Securities Purchase Agreement for September 2015 Financing (incorporated by reference to exhibit 10.1 to Form 8-K dated October 2, 2015).
10.6	Form of amended Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to Form 8-K dated November 30, 2015).
10.7	Patent Purchase Agreement between Document Security Systems, Inc. and Intellectual Discovery Co., Ltd. dated November 10, 2016 (incorporated by reference to exhibit 10.28 to Form 10-K dated March 28, 2017).
10.8	Patent License Agreement between Document Security Systems, Inc. and Intellectual Discovery Co., Ltd. dated November 10, 2016 (incorporated by reference to exhibit 10.29 to Form 10-K dated March 28, 2017).
10.9	Proceeds Investment Agreement between Document Security Systems, Inc. and Brickell Key Investments LP dated November 14, 2016 (incorporated by reference to exhibit 10.30 to Form 10-K dated March 28, 2017).
10.10	Common Stock Purchase Warrant between Document Security Systems, Inc. and Brickell Key Investments LP dated November 14, 2016 (incorporated by reference to exhibit 10.31 to Form 10-K dated March 28, 2017).
10.11	First Amendment to Investment Agreement and Certain Other Documents between DSS Technology Management, Inc., Document Security Systems, Inc., Fortress Credit Co LLC and Investors dated December 2, 2016 (incorporated by reference to exhibit 10.32 to Form 10-K dated March 28, 2017).
10.12	Form of Loan Agreement between Premier Packaging Corporation and Citizens Bank, N.A. (incorporated by reference to exhibit 10.1 to Form 8-K dated July 28, 2017).
10.13	Form of Term Note Non-Revolving Line of Credit Agreement between Premier Packaging Corporation and Citizens Bank, N.A. (incorporated by reference to exhibit 10.2 to Form 8-K dated July 28, 2017).
10.14	Form of Security Agreement between Premier Packaging Corporation and Citizens Bank, N.A. (incorporated by reference to exhibit 10.3 to Form 8-K dated July 28, 2017).
10.15	Form of Common Stock Purchase Warrant (incorporated by reference to exhibit 4.1 to Form 8-K dated September 6, 2017).
10.16	Form of Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to Form 8-K dated September 6, 2017).

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10.17	Employment Agreement dated September 11, 2017 (incorporated by reference to exhibit 10.1 to Form 8-K dated September 13, 2017).
10.18	Securities Exchange Agreement, dated September 12, 2017, between Document Security Systems, Inc. and Hengfai Business Development Pte. Ltd. (incorporated by reference to exhibit 10.1 to Form 8-K dated September 15, 2017).
10.19	Form of Loan Agreement between Plastic Printing Professionals, Inc. and Citizens Bank, N.A. (incorporated by reference to exhibit 10.1 to Form 8-K dated December 6, 2017).
10.20	Form of Term Note Non-Revolving Line of Credit Agreement between Plastic Printing Professionals, Inc. and Citizens Bank, N.A. (incorporated by reference to exhibit 10.2 to Form 8-K dated December 6, 2017).
10.21	Form of Security Agreement between Plastic Printing Professionals, Inc. and Citizens Bank, N.A. (incorporated by reference to exhibit 10.3 to Form 8-K dated December 6, 2017).
10.22	Consulting Agreement between Document Security Systems, Inc. and Pamela Avallone (incorporated by reference to exhibit 10.1 to Form 8-K dated February 16, 2018).
10.23	Non-Compete Letter Agreement between Document Security Systems, Inc. and Robert Bzdick dated July 31, 2018 (incorporated by reference to exhibit 10.1 to Form 8-K dated August 3, 2018).
10.24	Equipment Purchase Agreement between Premier Packaging Corporation and Bobst North America Inc., dated December 7, 2018 (incorporated by reference to exhibit 10.1 to Form 8-K dated December 10, 2018).
10.25	Convertible Promissory Note between Document Security Systems, Inc. and LiquidValue Development Pte Ltd dated February 18, 2019 (incorporated by reference to exhibit 10.1 to Form 8-K dated February 22, 2019).
10.26	Promissory Note between Document Security Systems, Inc. and LiquidValue Development Pte Ltd., dated May 31, 2019 (incorporated by reference to exhibit 10.1 to Form 8-K dated June 3, 2019)
10.27	Form of Change In Terms Agreement between Premier Packaging Corporation and Citizens Bank N.A., dated June 12, 2019 (incorporated by reference to exhibit 10.1 to Form 8-K dated June 14, 2019).
10.28	Form of Amended and Restated Loan and Security Agreement by and between Premier Packaging Corporation. and Citizens Bank N.A. (incorporated by reference to exhibit 10.1 to Form 8-K dated July 2, 2019).
10.29	Form of Consolidated Term Note (incorporated by reference to exhibit 10.1 to Form 8-K dated July 2, 2019).
10.30	Form of Commercial Mortgage, Security Agreement and Assignment of Leases and Rents With Consolidation, Modification and Extension Agreement by and between Premier Packaging Corporation. and Citizens Bank N.A. (incorporated by reference to exhibit 10.1 to Form 8-K dated July 2, 2019).
10.31	Form of Guaranty (incorporated by reference to exhibit 10.1 to Form 8-K dated July 2, 2019).
10.32	Executive Employment Agreement dated August 27, 2019, 2019, between the Registrant and Frank D. Heuszel (incorporated by reference to exhibit 10.1 to Form 10-Q dated November 13, 2019).
10.33	Executive Employment Agreement dated September 5, 2019, between the Registrant and Jason Grady (incorporated by reference to exhibit 10.2 to Form 10-Q dated November 13, 2019).
10.34	Executive Employment Agreement dated September 23, 2019, between the Registrant and Chan Heng Fai (incorporated by reference to exhibit 10.3 to Form 10-Q dated November 13, 2019).
10.35	Form of Subscription Agreement (incorporated by reference to exhibit 10.1 to Form 8-K dated November 1, 2019).
10.36	Document Security Systems, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan (incorporated by reference to Appendix A to Definitive Proxy Statement filed with the SEC on November 15, 2019).
21.1	Subsidiaries of Document Security Systems, Inc. *
23.1	Consent of Freed Maxick CPAs, P.C. *

*	Previously filed.
**	Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on February 11, 2020.

Document Security Systems, Inc.

By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer and Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Amendment No. 1 to Registration Statement on Form S-1 below.

Signature	Title	Date

/s/ Frank D. Heuszel	Chief Executive Officer, Interim Chief Financial Officer,	February 11, 2020
Frank D. Heuszel	Principal Executive Officer, Interim Principal Financial and Accounting Officer, and Director

*	Chairman of Board of Document Security Systems, Inc.,	February 11, 2020
Heng Fai Ambrose Chan	Director and CEO of DSS International Inc.

*	Director	February 11, 2020
José Escudero

	Director	February 11, 2020
Sassuan Lee

*	Director	February 11, 2020
John Thatch

*	Director	February 11, 2020
Lo Wah Wai

*	Director	February 11, 2020
William Wu

* By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Attorney-in-Fact

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